UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2010, Entertainment Properties Trust (“EPR”) and its direct and indirect wholly-owned subsidiaries, EPR Metropolis Trust (“Metropolis”), YongeDundas Signage Trust (“YongeDundas” and, together with Metropolis, the “Subsidiary Borrowers”), and Metropolis Entertainment Holdings, Inc. (“Holdings”), entered into a Canadian denominated (“CAD”) secured credit facility (the “Term Loan Credit Agreement”) with Royal Bank of Canada (“RBC”), as administrative agent, and the lenders party thereto.

The Term Loan Credit Agreement provides for a term loan facility in the principal amount of CAD $100 million to the Subsidiary Borrowers, the proceeds of which were required to be used in connection with the Subsidiary Borrowers’ acquisition of the Toronto Dundas Square project (the “Property”), a 13 level entertainment retail center located in downtown Toronto, Canada. As previously disclosed, Metropolis entered into a purchase agreement to acquire the Property from receivership on January 8, 2010. On March 4, 2010, Metropolis completed the acquisition by using funds obtained from the Term Loan Credit Agreement (which was fully drawn upon at execution).

The Term Loan Credit Agreement has a two-year term, subject to a one-year extension exercisable under certain circumstances and subject to certain conditions. The Subsidiary Borrowers must make payments of CAD $1,250,000 towards the principal amount on a quarterly basis. The remaining principal amount of the term loan is payable at maturity, subject to certain prepayment events.

Interest initially accrues at an interest rate equal to the Canadian Prime Rate plus the Applicable Margin. The Subsidiary Borrowers may thereafter elect that interest accrue at the BA Rate (the average discount rate of bankers’ acceptances as quoted on the Reuters Screen CDOR page) plus the Applicable Margin. Under the Term Loan Agreement, the Canadian Prime Rate is the greater of: (i) the per annum interest rate quoted or established by RBC as the “prime rate” which RBC quotes as its reference rate to determine interest rates for commercial loans in CAD to its Canadian Borrowers; (ii) the Reference Discount Rate for CAD bankers’ acceptances having a term of one month plus 100 basis points per annum; and (iii) 3% per annum. The Term Loan Agreement defines Applicable Margin as: (i) for the Canadian Prime Rate, 300 basis points per annum until March 4, 2012, and 350 basis points per annum thereafter; and (ii) for the BA Rate, 400 basis points per annum until March 4, 2012, and 450 basis points per annum thereafter. The BA Rate is subject to a floor of 200 basis points.

To secure the Subsidiary Borrowers’ obligations under the Term Loan Credit Agreement, the Subsidiary Borrowers and Holdings (which nominally holds the real estate comprising the Property) granted liens on, among other things, the real estate comprising the Property and leases and rents relating thereto, all personal property relating to the Property and certain material contracts relating to the Property. In addition, EPR unconditionally and irrevocably guaranteed the Subsidiary Borrowers’ obligations under the Term Loan Agreement pursuant to a Parent Guarantee, dated March 4, 2010 (the “Parent Guarantee”), and pledged all intercompany indebtedness owed by the Subsidiary Borrowers to EPR and all of EPR’s equity interests in the Subsidiary Borrowers to the lenders under the Term Loan Credit Agreement pursuant to a Pledge and Security Agreement, dated March 4, 2010 (the “Pledge Agreement”).

The Term Loan Credit Agreement contains customary covenants for transactions of this type, including, without limitations, restrictions on the Subsidiary Borrowers: incurring debt; granting liens; undertaking mergers, consolidations or other fundamental corporate changes; selling assets; conducting the business operations of the Property; and maintaining the Property. In addition, the Term Loan Credit Agreement requires EPR to comply with certain financial covenants, including without limitation, covenants relating to: debt to assets; tangible net worth; interest coverage; distributions; incurrence of secured debt; and fixed charges coverage.

The above description of the material terms of the Term Loan Credit Agreement, Parent Guarantee and Pledge Agreement (the “Loan Agreements”) is not a complete statement of the parties’ rights and obligations with respect to the transactions contemplated thereby. The above statements are qualified in their entirety by reference to the Term Loan Credit Agreement, the Parent Guarantee and the Pledge Agreement executed in connection with the term loan facility, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1, Exhibit 4.2 and 4.3 hereto, respectively, and are incorporated by reference herein.

Certain lenders and agents that are parties to the Loan Agreements have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking or trustee services for EPR and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The Loan Agreements are attached to provide investors with information regarding their terms. The Loan Agreements are not intended to provide any other factual information about EPR, the Subsidiary Borrowers or Holdings, or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the Loan Agreements may be subject to qualifications with respect to materiality, knowledge and other matters and are qualified by information in confidential disclosure schedules provided by EPR, the Subsidiary Borrowers and Holdings in connection with the signing of the Loan Agreements. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Loan Agreements. Moreover, certain representations, warranties and covenants in the Loan Agreements were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Loan Agreements, which subsequent information may or may not be fully reflected in EPR’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the Loan Agreements as characterizations of the actual state of facts about the EPR, the Subsidiary Borrowers or Holdings, or their respective businesses or operations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1	Credit Agreement, dated March 4, 2010, among Entertainment Properties Trust, certain of its subsidiaries, Royal Bank of Canada, as agent, and the lenders party thereto.

Exhibit 4.2	Parent Guarantee, dated March 4, 2010, issued by Entertainment Properties Trust to Royal Bank of Canada, as agent.

Exhibit 4.3	Pledge and Security Agreement, dated March 4, 2010, between Entertainment Properties Trust and Royal Bank of Canada, as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/S/ MARK A. PETERSON
Name:	Mark A. Peterson
Title:	Vice President, Treasurer and Chief Financial Officer

Date: March 10, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 4.1	Credit Agreement, dated March 4, 2010, among Entertainment Properties Trust, certain of its subsidiaries, Royal Bank of Canada, as agent, and the lenders party thereto.

Exhibit 4.2	Parent Guarantee, dated March 4, 2010, issued by Entertainment Properties Trust to Royal Bank of Canada, as agent.

Exhibit 4.3	Pledge and Security Agreement, dated March 4, 2010, between Entertainment Properties Trust and Royal Bank of Canada, as agent.